SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant                      (X)
Filed by a Party other than the Registrant   ( )

Check the appropriate box:

( )  Preliminary Proxy Statement
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( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
( )  Confidential, for Use of the Commission Only (as permitted by
     Rule 14c-6(e)(2)

________________________________________________________________________________

                             Blue Ridge Funds Trust
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
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

                             Blue Ridge Funds Trust
                          Blue Ridge Total Return Fund
                           105 North Washington Street
                                 Post Office 69
                     Rocky Mount, North Carolina 27801-0069


                                February 19, 1999


Dear Shareholder:

As was recently announced, Blue Ridge Funds Trust's investment manager, Blue Ridge Advisors, Inc. recently entered into an Asset Purchase Agreement with Colonial Asset Management, Inc. ("CAM"), pursuant to which CAM would become the investment manager of the Blue Ridge Total Return Fund ("Fund").

Under the Investment Company Act of 1940 as amended, the asset sale would constitute an "assignment" of the investment management agreement with Blue Ridge Advisors, Inc. and, therefore, would result in an automatic termination of that agreement. As a result, it is necessary for you to approve a new investment management agreement. In addition, you are also being asked to approve an amended and restated distribution agreement and to elect a new Board of Trustees. As you review the attached materials, please keep in mind that Blue Ridge Advisors, Inc., not the Fund, plans to sell its assets to CAM. Also, it is important to remember that CAM has agreed to manage the Fund without an increase in the fees payable by the Fund and its shareholders. Moreover, CAM has agreed to limit the Fund's ordinary operating expenses to 1.45% of the Fund's issue average daily net assets pursuant to an Expense Limitation Agreement.

THE BOARD OF TRUSTEES, INCLUDING THE TRUST'S SOLE INDEPENDENT TRUSTEE, HAS APPROVED EACH PROPOSAL AND RECOMMENDS THEM FOR YOUR APPROVAL.

If you have any questions about any of the proposals, please feel free to call me directly at (864) 268-8967.


Sincerely,


/s/   Jeff Doyon
Jeff Doyon
President
Blue Ridge Advisors, Inc.

                             BLUE RIDGE FUNDS TRUST



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS



To the shareholders of Blue Ridge Total Return Fund:

A special meeting of the shareholders of Blue Ridge Total Return Fund, a series of Blue Ridge Funds Trust (the "Trust"), will be held at the office of NC Shareholder Services (the Trust's Dividend Disbursing and Transfer Agent), 107 North Washington Street, Rocky Mount, North Carolina, on March 30, 1999, at 10:00 a.m. for the purposes of:

1. Approving a new investment management agreement with Colonial Asset Management, Inc.;

2. Approving an amended and restated distribution agreement with Capital Investment Group, Inc.;

3.       Electing new Trustees; and

4. Transacting such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 18, 1999 are entitled to vote at the meeting.

For the Board of Trustees,


/s/ C. Frank Watson, III
C. Frank Watson, III
Secretary


March 12, 1999

                       * * * YOUR VOTE IS IMPORTANT * * *

                  PLEASE SIGN AND MAIL THE ENCLOSED PROXY CARD


                                 PROXY STATEMENT


The Board of Trustees of Blue Ridge Funds Trust (the "Trust") is soliciting proxies from the shareholders of the Blue Ridge Total Return Fund ("Fund") for use at a special meeting of shareholders to be held March 30, 1999, and at any adjournment of that meeting. A proxy may be revoked at any time before it is voted, either in person or by written notice to the Trust or by delivery of a later-dated proxy.

Shareholders of record of the Trust at the close of business on February 18, 1999 are entitled to participate in the meeting and to cast one vote for each share held. The Trust had 154,003.034 shares of beneficial interest outstanding on the record date, all of which were shares of Fund, which is the only existing series of the Trust. This proxy statement is first being mailed to shareholders on or about March 15, 1999. Any shareholder who desires a copy of the previously-mailed annual report may obtain it upon request, without charge, by calling or writing the Trust as indicated below:

Blue Ridge Total Return Fund
c/o NC Shareholder Services, LLC
107 North Washington Street
Post Office Box 4365
Rocky Mount, North Carolina 27803-0365
Toll Free Telephone: (800) 525-3863

                                  INTRODUCTION

Blue Ridge Advisors, Inc. ("Blue Ridge Advisors" or "Manager"), 84 Villa Road, B37, Greenville, S.C. 29615, is the investment manager for the Fund. Capital Investment Group, Inc. (the "Distributor"), Post Office Box 32249, Raleigh, North Carolina, 27622, is the Fund's distributor. The Nottingham Company, 105 North Washington Street, Post Office Drawer 69, Rocky Mount, North Carolina 27801-0069, is the Fund's administrator.

On February 18, 1999, Blue Ridge Advisors and Colonial Asset Management, Inc. ("CAM") entered into an Asset Purchase Agreement pursuant to which CAM will buy specified assets of Blue Ridge Advisors ("Asset Sale"). The specified assets ("Assets") include: (a) the right in and use of the "Blue Ridge" name; (b) Blue Ridge Advisors' interests in and claims under any and all agreements to which it is a party, including the management agreement dated December 1, 1997, by and among Blue Ridge Advisors; (c) all of Blue Ridge Advisors' files, books, records and data files relating to the Fund and its investment history; (d) all records relating to the Fund required to be maintained and retained under the Investment Company Act of 1940 Act, as amended ("1940 Act") or the Investment Advisers Act of 1940, as amended; and (e) Blue Ridge Advisors' interest in and claims under certain permits, licenses, exemptions, order or approval of any governmental or regulatory authority and the trade marks, trade names, copyrights and applications therefor, and other intangible property ancillary thereto. Upon closing of the Asset Sale (scheduled for March 30, 1999 or as soon thereafter as practicable), CAM would assume the investment management of the Fund under a new investment management agreement as described more fully below. Under the 1940 Act, the Asset Sale would constitute an "assignment" of the Fund's investment management agreement and, therefore, would result in an automatic termination of that agreement. As a result, as discussed further below, a new investment management agreement for the Fund with CAM is being proposed.

Under the Asset Purchase Agreement between Blue Ridge Advisors and "CAM," the closing of the Asset Sale is subject to several conditions, including: (1) the Board take action (a) to approve an investment management agreement between CAM and the Fund and (b) to call, with a recommendation of a favorable vote, a shareholder meeting of the Fund to approve the Fund's investment management agreement with CAM; and (2) approval of the new investment management agreement by the Fund's shareholders.


               1. APPROVAL OF NEW INVESTMENT MANAGEMENT AGREEMENT

INTRODUCTION. As discussed above, consummation of the Asset Sale would constitute an "assignment" of the Fund's current investment management agreement and, therefore, would result in an automatic termination of that agreement. As a result, on February 18, 1999, the Board of Trustees, including the Trust's sole disinterested Trustee, approved a new investment management agreement with CAM, subject to approval by the shareholders of the Fund and the consummation of the Asset Sale. The following discussion is qualified in its entirety by reference to the form of new investment management agreement attached hereto as Exhibit A.

CURRENT INVESTMENT MANAGEMENT AGREEMENT. Blue Ridge Advisors has served as investment manager to the Fund since its inception on December 1, 1997 pursuant to an investment management agreement dated December 1, 1997 ("Current Management Agreement").

The Current Management Agreement obligates the Manager to: (1) provide overall advice and guidance with respect to the Fund, and to provide advice and guidance to the Trust's Trustees, in accordance with the Fund's investment objective, program, policies and restrictions; (2) provide investment advice to the Fund, and manage the investment of the Fund and the composition of the Fund's portfolio securities and investments; (3) periodically monitor and evaluate the performance of the Fund with respect to the Fund's investment objective, program, policies and restrictions; (4) monitor the compliance of the Manager, and the Manager's employees acting on behalf of the Manager with the investment objective, program, policies and restrictions of the Fund, the 1940 Act, and Subchapter M of the Internal Revenue Code of 1986, as amended; (5) provide all supervisory and management services reasonably necessary for the operation of the Fund; (6) provide or procure on behalf of the Trust and the Fund, and at the expense of the Manager, administrative and fund accounting services, transfer agency services, dividend disbursing services, custodial services, distribution services and other services necessary for the ordinary operation of the Fund;
(7) render to the Board of Trustees of the Trust such periodic and special reports as the Board may reasonably request; and (8) make available its officers and employees to the Board of Trustees as officers of the Trust for consultation and discussions regarding the management of the Fund and services provided to the Trust under the Current Management Agreement.

For its management and management services, Blue Ridge Advisors is paid by the Fund a fee, accrued daily and paid monthly, at the annual rate of 1.65% of the first $20 million of the Fund's average daily net assets and 1.20% of average daily net assets in excess of $20 million.

During the fiscal period ended November 30, 1998, the Fund incurred total management fees of $19,968 of which Blue Ridge Advisors waived $820.

PROPOSED INVESTMENT MANAGEMENT AGREEMENT. As noted above, consummation of the Asset Sale would constitute an "assignment," as that term is defined in the 1940 Act, of the Fund's Current Management Agreement with Blue Ridge Advisors. As required by the 1940 Act, the Current Management Agreement provides for its automatic termination in the event of its assignment. In anticipation of the Asset Sale, a new investment management agreement between the Trust and CAM is being proposed for approval by the shareholders of the Fund ("New Management Agreement"). The New Management Agreement, if approved by shareholders, will be dated as of March 31, 1999. The New Management Agreement will be in effect for an initial two year term ending March 31, 2001. Thereafter, the New Management Agreement may continue, in effect, so long as its continuance is approved at least annually by (a) the Board of Trustees of the Trust or a vote of a "majority of the outstanding voting securities" of the Fund, as defined in the 1940 Act, and, in either event, (b) the vote of a majority of the Trustees who are not parties to the agreement or "interested persons" of Blue Ridge Advisors or CAM, as that term is defined in the 1940 Act, cast in person at a meeting called for such purpose.

Under the Current Management Agreement, Blue Ridge Advisors receives a "bundled fee" (at the annual rate of 1.65% of the first $20 million of the Fund's average daily net assets and 1.20% of average daily net assets in excess of $20 million which requires Blue Ridge Advisors to provide or arrange for the provision of all services to the Fund, including custodial, transfer agency, or administrative services.

The New Management Agreement will differ from that agreement in that CAM will receive a management fee solely for its services and CAM will not provide or arrange for the provision of the Fund's other services, such as custodial, transfer agency, and administration. For its management services under the New Management Agreement, CAM would be paid a fee that would be accrued daily and paid monthly at the annual rate of 0.750% of the Fund's average daily net assets up to and including $20 million, 0.625% of the Fund's average daily net assets on the next $30 million, and 0.500% of the Fund's average daily net assets over $50 million. Under the New Management Agreement, the Trust will be required to enter new agreements with each of its service provides in order to obtain these same services. The overall fees payable by the Fund and the Fund's shareholders, however, will not exceed 1.45% of the net assets of the Fund.

In the interest of limiting expenses of the Fund, CAM also will enter into an expense limitation agreement with the Trust, with respect to the Fund ("Expense Limitation Agreement"), pursuant to which CAM will waive or limit its fees and assume other expenses so that the total annual operating expenses of the Fund (other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of the Fund's business, and amounts, if any, payable pursuant to a Rule 12b-1 Plan) are limited to 1.45% of the average daily assets of the Fund. The Fund may at a later date reimburse CAM the fees waived or limited and other expenses assumed and paid by CAM pursuant to the Expense Limitation Agreement during any of the previous five (5) fiscal years, provided the Fund has reached a sufficient asset size to permit such reimbursement to be made without causing the total annual expense ratio of the Fund to exceed the percentage limits stated above. Consequently, no reimbursement by the Fund will be made unless: (i) the Fund's assets exceed $10 million; (ii) the Fund's total annual expense ratio is less than the percentage stated above; and (iii) the payment of such reimbursement has been approved by the Trust's Board of Trustees on a quarterly basis.

PRO FORMA COMPARISON OF MANAGEMENT FEES

--------------------------------------------------------------------------------
                                                  Annual Rate as a Percentage
                                                  of Average Daily Net Assets
--------------------------------------------------------------------------------

Current Management Agreement                                 1.65%

New Management Agreement and all other                       1.45%
agreements (after waiver and/or
reimbursement of expenses by CAM)

A copy of the proposed New Management Agreement is included as Exhibit A to this Proxy Statement.

INFORMATION ABOUT COLONIAL ASSET MANAGEMENT. Colonial Asset Management, Inc., 531 East Main Street, Spartanburg, South Carolina, 29302, is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. CAM, which was formed in 1996 as a result of a restructuring of its affiliate, Colonial Trust Company, is organized under the laws of South Carolina as a corporation. CAM is a wholly owned subsidiary of Colonial Group, Inc. which is also a South Carolina corporation.

CAM's clients include trusts, corporations, foundations, charitable organizations, retirement plans, and individuals. The two main principals of CAM are H. Walter Barre and Barry D. Wynn. As of December 31, 1998, CAM had approximately $ 351 million in assets under management.

The Fund will be primarily managed by an investment team consisting of H. Walter Barre and Barry D. Wynn, Chairman and President, respectively, of CAM. Messrs. Barre and Wynn have been with the CAM since its inception. Prior to 1996, Messrs. Barre and Wynn served as Chairman and President, respectively, for Colonial Trust Company.

BOARD OF TRUSTEES EVALUATION. The Board of Trustees met on February 18, 1999 to consider the Asset Sale and its anticipated effects on the Fund. On that date, the Board, including the sole disinterested Trustee, voted to approve the New Management Agreement and to recommend it to shareholders for their approval.

Before considering the New Management Agreement, the Board obtained from Blue Ridge Advisors and CAM various information regarding CAM and the plans of the parties. At the February 18, 1999, Board meeting, the Board reviewed various matters including the history and organizational structure of CAM, its investment performance record, the proposed team of CAM partners and associates that would manage the Fund, its investments strategy, its financial condition and its general plans for the Fund.

In connection with its deliberations, the Board obtained certain assurances from the parties, including the following:

* CAM had no current intention to change the Fund's investment objectives or policies.

* CAM intends to devote to the Fund and its affairs all attention and resources that are necessary to provide the Fund with top quality investment management services.

* CAM and Blue Ridge Advisors intend to comply with Section 15(f) of the 1940 Act and are not aware of any express or implied term, condition, arrangement or understanding that would impose an "unfair burden" on the Fund as a result of the Asset Sale, as that term is defined in
         Section 15(f) of the 1940 Act.

* CAM will take no action that would have the effect of imposing an "unfair burden" on the Fund as a result of the Asset Sale for a period of two years and will ensure that at least 75% of the Board of the Trust will be composed of members who are not interested persons of Blue Ridge Advisors or CAM.

* CAM will pay the cost of preparing and distributing proxy materials to and of holding the meeting of the Fund's shareholders as well as other fees and expenses in connection with the Asset Sale, including the fees and expenses of legal counsel to the Fund.

In considering the New Management Agreement, the Board took into account that the terms relating to the services provided and the fees and expenses payable by the Fund, as well as the Expense Limitation Agreement between the Trust and CAM. The Board also considered a number of other factors including the investment management fees and expense ratios of the Fund and competitive investment companies.

As a result of its review and consideration of these matters, and the assurances of CAM as described above, the Board voted to approve the New Management Agreement and to recommend it to shareholders of the Fund for their approval.

           2. APPROVAL OF AMENDED AND RESTATED DISTRIBUTION AGREEMENT

To facilitate the creation and addition of new series and classes to the Trust, the Board has reviewed and recommends for shareholder approval a proposal to amend and restate the Distribution Agreement with the Distributor. The current distribution agreement provides for Capital Investment Group, Inc. to act as the Distributor only with respect to the No Load class of shares ("NL Class") of the Blue Ridge Total Return Fund. In the event new series or classes of shares are added to the Trust, the Trust would be required to enter into a new or amended distribution agreement.

The Amended and Restated Distribution Agreement would contain the following additional clause.

     "WHEREAS, the Trust is authorized to issue interests in separate classes of Shares for each of its series now or in the future; and"

The Amended and Restated Distribution Agreement will provide that the Capital Investment Group, Inc. will act as Distributor to the existing Fund and NL Class of the Trust and any other series or classes of shares created hereafter. In addition, the Distribution Agreement was revised in order to modify the standard of care and indemnification provisions in order to conform those provisions to industry norms. Among other things, Section 6 and 7 of the Distribution
Agreement were revised in order: to require the distributor to exercise reasonable care in the performance of its duties and obligations under the Agreement; and to require indemnification by the Distributor for losses resulting from its malfeasance, bad faith, negligence, and willful disregard of its duties and obligations under the Agreement.

The Amended and Restated Distribution Agreement would contain the following additional clause.

     "The distributor shall exercise reasonable care in connection with its responsibilities under this Agreement."

There are no other material revisions to the Distribution Agreement.

A copy of the proposed Amended and Restated Distribution Agreement is included as Exhibit B to this proxy statement.

                             3. ELECTION OF TRUSTEES

A condition to the consummation of the Asset Sale is that a restructuring of the Board be approved such that the composition of the Board complies with Section 15(f) of the 1940 Act. Section 15(f) provides, in pertinent part, that for a period of three years after the Asset Sale, at least 75% of the Trustees of the Board may not be "interested persons" (as defined in the 1940 Act) of CAM or Blue Ridge Advisors.

In order to meet the requirements of Section 15(f), three disinterested persons have been nominated to the Board by the current disinterested Trustee. These nominees include William Brewer Bradshaw, Geoffrey M. Salkow, and Bob Inglis. In addition one nominee who is affiliated with CAM, Johnnie M. Walters has been nominated by the current sole disinterested trustee.

The nominees, if elected, will take office upon the consummation of the Asset Sale and their election and qualification is contingent upon consummation of the Asset Sale (i.e., March 31, 1999). The term of each person elected as Trustee will be from the date of the consummation of the Asset Sale until the next meeting held for the purpose of electing Trustees and until his or her successor is elected and qualified. If the Asset Sale is not consummated, the current Trustees of the Trust will continue to serve as the Trust's Board.

All of the nominees have consented to serve as Trustees. However, if any nominee is not available for election at the time of the meeting, the proxies may be voted for such other person(s) as shall be determined by the persons acting under the proxies in their discretion.

The following tables show each nominee and non-continuing Trustee and such person's age as of February 18, 1999, principal occupation or employment during the past five years and other board memberships. The tables also show, to the extent applicable, the year in which the person was first elected or appointed to the Board of Trustees of the Trust.

NOMINEES

------------------------------- -------------------------------------------------------------- -----------------------
        Name and Age                                     Experience                               Length of Service
------------------------------- -------------------------------------------------------------- -----------------------
------------------------------- -------------------------------------------------------------- -----------------------
 William Brewer Bradshaw (37)   Chairman, Capital Consulting Group, Inc., Insurance and               Nominee
                                Investment Management Consulting Service, and Trustee,
                                Baptist  Foundation of South Carolina during the
                                past five years.

------------------------------- -------------------------------------------------------------- -----------------------
------------------------------- -------------------------------------------------------------- -----------------------
   Johnnie M. Walters^1 (79)    Exec. V.P./Gen. Counsel, Colonial Trust Company since 1996.           Nominee
                                Previously,  Partner with  Leatherwood,  Walker,
                                Todd & Mann (law firm).

------------------------------- -------------------------------------------------------------- -----------------------
------------------------------- -------------------------------------------------------------- -----------------------
   Geoffrey M. Salkow (34)      President, Colonial Capital Management, LLC, (a registered            Nominee
                                investment advisor) during the last five years.^2

------------------------------- -------------------------------------------------------------- -----------------------
------------------------------- -------------------------------------------------------------- -----------------------
       Bob Inglis (40)          Attorney-Partner, Leatherwood, Walker, Todd & Mann (law               Nominee
                                firm); previously, Member, U.S. House of Representatives,
                                from 1993-1998.

------------------------------- -------------------------------------------------------------- -----------------------


1.   Mr. Walters is an "interested person" of the Trust as defined in the 1940 Act.
2.   Colonial Capital Management, LLC is not an "affiliate" of CAM, as defined in the 1940 Act.

NON-CONTINUING TRUSTEES^3

------------------------ ----------------------------------------------------------------- ---------------------------
      Name and Age                                     Experience                               Length of Service

------------------------ ----------------------------------------------------------------- ---------------------------
------------------------ ----------------------------------------------------------------- ---------------------------
    Maria Stamoulas      Attorney, Facer & Stamoulas, PC, since June 1996; previously,         Since December 1997
                         Attorney, Zuckerman, Spaeder, Goldstein, Taylor & Kolker, from
                         1992 to 1996

------------------------ ----------------------------------------------------------------- ---------------------------
------------------------ ----------------------------------------------------------------- ---------------------------
      Jeff Doyon         President, Blue Ridge Advisers since 1997; CFO and GM, Janed          Since December 1997
                         Enterprises, Inc since 1996; Reg. Rep, Royal Alliance Assoc.
                         from Feb. 1996 to Sept. 1996; and Reg. Rep., Smith Barney from
                         1994 to 1996
------------------------ ----------------------------------------------------------------- ---------------------------
------------------------ ----------------------------------------------------------------- ---------------------------
    Allen Gillespie      V.P., Blue Ridge Advisers, since 1997 and Reg. Rep. with Smith        Since December 1997
                         Barney/Robinson Humphrey from 1995 to 1997
------------------------ ----------------------------------------------------------------- ---------------------------

3. Bruce H. Herrick, Ph.D., who served as a Trustee beginning in December 1997, resigned on February 18, 1999.


The following table shows shares of the Fund as to which each nominee or non-continuing Trustee, and all current Trustees and officers of the Trust as a group, had or shared power over voting or disposition of as of February 18, 1999.

AMOUNT OF BENEFICIAL OWNERSHIP^4

----------------------------------------- ---------------------------------- ----------------------------------
           Name of Trustee                 Amount and Nature of Beneficial          Percentage Ownership
                                                      Ownership
----------------------------------------- ---------------------------------- ----------------------------------
Allen R. Gillespie                                23,070.246 shares                       14.980%

----------------------------------------- ---------------------------------- ----------------------------------
Jeffrey M. Doyon                                   1,971.888 shares                        1.280%

----------------------------------------- ---------------------------------- ----------------------------------

4. All of the shares of the Fund over which the nominees, Trustees and officers of the Trust, directly or indirectly, had or shared voting or investment power, have been deemed beneficially owned in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

The Board met two times during the Trust's fiscal period ended November 30, 1998. Each then current Trustee attended 75% or more of the meetings of the Board. The Board's audit committee did not meet during the last fiscal period ended November 30, 1998. The Board does not have a standing nominating committee.

Disinterested Trustees received $500 per fiscal quarter as compensation for their services to the Trust. Trustees or officers who are "interested persons" received no compensation for their services as such.

The  table  below  shows,  for  each   disinterested   trustee,   the  aggregate
compensation paid or accrued by the independent Trustees for the fiscal period ended November 30, 1998.


---------------------------- ----------------------- -------------------- ------------------- -----------------------

Name of Person, Position      Aggregate Compensation   Pension or          Estimatd            Total Compensation
                              from the Fund            Retirement Benefits Annual Benefits     from the Trust Paid
                                                       Accrued as Part     Upon                to Trustees
                                                       of Trust Expenses   Retirement
---------------------------- ----------------------- -------------------- ------------------- -----------------------
---------------------------- ----------------------- -------------------- ------------------- -----------------------
Maria A. Stamoulas                   $2,000                 None                 None                 $2,000
---------------------------- ----------------------- -------------------- ------------------- -----------------------
---------------------------- ----------------------- -------------------- ------------------- -----------------------
Bruce H. Herrick^5                   $2,000                 None                 None                 $2,000
---------------------------- ----------------------- -------------------- ------------------- -----------------------

5. Resigned from the Board of Trustees on February 18, 1999.

THE BOARD OF TRUSTEES, INCLUDING THE INDEPENDENT TRUSTEES, OF THE TRUST HAS UNANIMOUSLY APPROVED EACH PROPOSAL AND RECOMMENDS THEM FOR YOUR APPROVAL.

                                4. OTHER MATTERS

Management is not aware of any other matters that will come before the meeting. If any other business should come before the meeting, however, your proxy, if signed and returned, will give discretionary authority to the persons designated in it to vote according to their best judgment.


                              5. OTHER INFORMATION

EXECUTIVE OFFICERS OF THE TRUST. The officers of the Trust, their principal occupations during the past five years, other business affiliations and ages as of March 30, 1999, are set forth below:


---------------------------------- ------------------- ---------------------------------------------------------------

Name (Age)                          Position(s) with   Principal Occupations(s)
                                    Trust

---------------------------------- ------------------- ---------------------------------------------------------------
---------------------------------- ------------------- ---------------------------------------------------------------
      H. WALTER BARRE^6 (51)           President       Chairman, Colonial Trust Company and CEO of Colonial Asset
                                                       Management during the past five years.

---------------------------------- ------------------- ---------------------------------------------------------------
---------------------------------- ------------------- ---------------------------------------------------------------
       BARRY D. WYNN^6 (54)           Vice-President   President, Colonial Trust Company during the past five years.

---------------------------------- ------------------- ---------------------------------------------------------------
---------------------------------- ------------------- ---------------------------------------------------------------
      C. FRANK WATSON (28)             Secretary       Chief Operating Officer, The Nottingham Company, Inc., Rocky
                                                       Mount, North Carolina, since 1992.

---------------------------------- ------------------- ---------------------------------------------------------------
---------------------------------- ------------------- ---------------------------------------------------------------
     JULIAN G. WINTERS (30)            Treasurer       Legal and Compliance Director, The Nottingham Company, Inc.,
                                                       Rocky Mount, North Carolina, since 1996.  Prior thereto,
                                                       Operations Manager, Tar Heel Medical, Inc. (pharmaceutical supplier), Nashville, North Carolina (1992-1996).

---------------------------------- ------------------- ---------------------------------------------------------------

6. Mr. Wynn and Mr. Barre will assume their positions after consummation of the Asset Sale. They are both persons affiliated with CAM, as described above.

Capital Asset Management, Inc. The names and principal occupations of the General Managers of CAM are as follows:

Name                       Principal Occupation
====                       ====================

H. Walter Barre            Chairman, Colonial Trust Company and CEO
                           Colonial Asset Management, Inc.

Barry D. Wynn              President, Colonial Trust Company and President
                           Colonial Asset Management, Inc.

PORTFOLIO TRANSACTIONS. Portfolio transactions on behalf of the Fund effected on stock exchanges involve the payment of negotiated brokerage commissions. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid by the Fund usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid by the Fund includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

In executing portfolio transactions, Blue Ridge Advisors does, and CAM would, use its best efforts to obtain for the Fund the most favorable price and execution available. In seeking the most favorable price and execution, Blue Ridge Advisors does, and CAM would, consider all factors it deems relevant, including price, the size of the transaction, the nature of the market for the security, the amount of commission, the timing of the transaction taking into account market prices and trends, the execution capability of the broker-dealer and the quality of service rendered by the broker-dealer in the other transactions.

Brokerage commissions incurred during the fiscal period ended November 30, 1998, aggregated $9,050 for the Fund.

PRINCIPAL SHAREHOLDERS. As of February 18, 1999, the following persons were known by the Trust to own beneficially five percent or more of the outstanding shares of the Fund, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

-------------------------------------------------- ----------------------------------------------------- -------------
     Name and Address of Beneficial Owner                Amount and Nature of Beneficial Ownership          Percent
-------------------------------------------------- ----------------------------------------------------- -------------
First Union National Bank, NC                                        73,749.287 shares                      47.888%
FBO Marion R. Gillespie IRA R/O
108 Carter Oaks Drive
Anderson, SC  29621

-------------------------------------------------- ----------------------------------------------------- -------------
Janed Enerprises PSPT                                                30,688.005 shares                      19.927%
DTD 12-31-94
P.O. Box 220
Taylors, SC  29687

-------------------------------------------------- ----------------------------------------------------- -------------
Allen R. Gillespie                                                   23,070.246 shares                      14.980%
119 Oregon Street
Greenville, SC  29605
-------------------------------------------------- ----------------------------------------------------- -------------
Blue Ridge Advisors, Inc.                                             8,015.069 shares                       5.204%
P.O. Box 220
Taylors, SC  29687

-------------------------------------------------- ----------------------------------------------------- -------------

SOLICITATION OF PROXIES. Proxies will be solicited by the Board of Trustees, and the cost of solicitation will be paid by CAM. Additional solicitation may be made by mail, personal interview, telephone and telegraph by Blue Ridge
Advisors, CAM, or Capital Investment Group, Inc. personnel who will not be additionally compensated for such activities.

SHAREHOLDER PROPOSALS. The Trust does not hold regular or annual meetings of its shareholders. Proposals of shareholders which are intended to be presented at a future shareholders' meeting must be received by the Trust by a reasonable time prior to the Trust's solicitation of proxies relating to such future meeting. Shareholder proposals must meet certain requirements and there is no guarantee that any proposal will be presented at a shareholder's meeting.

ANNUAL REPORT. The Trust's annual report to shareholders for the fiscal period ended November 30, 1998 was mailed to shareholders on January 20, 1999. Any shareholder who desires an additional copy of the annual report may obtain it upon request (without charge) by contacting NC Shareholder Services, 107 North Washington Street, Post Office Drawer 4365, Rocky Mount, North Carolina, 27803-0365 or by calling (800) 773-3863.

QUORUM, VOTING. A Quorum of the shares entitled to vote for the purpose of transacting of business at the meeting shall be 33 1/3% as required by Declaration of Trust. If, by the time of the meeting, a quorum of shareholders of the Trust is not present or if a quorum is present but sufficient votes in favor of any of the items are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further soliciting of proxies from the shareholders. Any such adjournment would require an affirmative vote of the majority of the shares of the Trust represented at the meeting, either in person or by proxy. The persons named as proxies will vote in favor of any such adjournment if they determine that such adjournment and additional solicitation are reasonable and in the interest of the shareholders of the Trust.

Each valid proxy will be voted in accordance with the instructions on the proxy and as the persons named in the proxy determine on such other business as may come before the meeting. If no instructions are given, the proxy will be voted FOR items 1 and 2 and, with respect to item 3, FOR the election of all nominees for Trustees. Voting instructions given by telephone or electronically transmitted instruments may be counted if obtained pursuant to procedures designed to verify that such instructions have been authorized. Any shareholder may revoke his or her proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Trust at the offices of The Nottingham Company, Inc. at 105 North Washington Street, Post Office Drawer 69, Rocky Mount, North Carolina, 27801-0069, or by signing another proxy of a later date and submitting that later proxy before the Shareholders Special Meeting, or by personally casting his or her vote at the Shareholders Special Meeting.

Item 1 (approval of the New Management Agreement) requires the affirmative vote of a "majority of the outstanding voting securities" as defined in the 1940 Act, meaning: the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (2) more than 50% of the outstanding shares of the fund.

Item 2 (approval of the Amended and Restated Distribution Agreement) requires a majority of the shares voted.

Item 3 (election of Trustees) requires a plurality of the shares voted. This means that the four nominees receiving the largest number of votes will be elected.

In tallying shareholder votes, abstentions and "broker non-votes" (i.e. shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or person entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present for purposes of convening the meeting. On Item 1 abstentions and broker non-votes will be considered to be both present at the meeting and issued and outstanding and, as a result, will have the effect of being counted as voted against the Item. On Items 2 and 3, abstentions and broker non-votes will have no effect. With respect to Item 2, a majority of the shares voted will constitute an approval. With respect to Item 3, the four nominees receiving the largest number of votes will be elected.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

BY ORDER OF THE BOARD OF TRUSTEES:

C. Frank Watson, III
Secretary

                                    EXHIBIT A
                                    ---------

                         INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT, entered into as of the 1st day of April, 1999, by and between BLUE RIDGE FUNDS TRUST (the "Trust"), a Delaware Business Trust, and COLONIAL ASSET MANAGEMENT, INC. a South Carolina Corporation (the "Advisor"), registered as an investment advisor under the Investment Advisors Act of 1940, as amended (the "Advisors Act").

WHEREAS, the Trust is registered as an open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Trust desires to retain the Advisor to furnish investment advisory and administrative services to the series of the Trust identified in Appendix A (each a "Fund"), and the Advisor is willing to so furnish such services;

NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Trust hereby appoints the Advisor to act as Investment Advisor to the Blue Ridge Total Return Fund (the "Fund"), a series of the Trust for the period and on the terms set forth in this Agreement. The Advisor accepts such appointment and agrees to furnish the services set forth herein, for the compensation as indicated in Appendix A.

2. Delivery of Documents. The Trust has furnished the Investment Advisor with copies properly certified or authenticated of each of the following:

         (a) The Trust's Declaration of Trust, as filed with the State of Delaware (the "Declaration");

         (b)    The Trust's By-Laws (the "By-Laws"");

         (c) Resolutions of the Trust's Board of Trustees and the resolution approved by a majority of the outstanding shares of the Fund authorizing the appointment of the Advisor and approving this Agreement;

         (d) The Trust's Registration Statement on Form N-1A under the 1940 Act and under the Securities Act of 1933 as amended, (the "1933 Act"), relating to shares of beneficial interest of the Fund (the "Shares") as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto;

         (e)    The Fund's Prospectus (the "Prospectus").

         The Trust will furnish the Advisor from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC.

3. Management. Subject to the supervision of the Trust's Board of Trustees, the Advisor will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Fund. The Advisor will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Advisor will provide the services under this Agreement in accordance with the Fund's investment objectives, policies and restrictions as stated in its Prospectus. The Advisor further agrees that it:

         (a) Will conform its activities to all applicable Rules and Regulations of the Securities and Exchange Commission and will, in addition, conduct its activities under this Agreement in accordance with regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

         (b) Will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers or dealers, the Advisor will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the Advisor believes two or more brokers or dealers are comparable in price and execution, the Advisor may prefer: (i) brokers and dealers who provide the Fund with research advice and other services, or who recommend or sell Trust shares, and
                (ii) brokers who are affiliated with the Fund or its Advisor; provided, however, that in no instance will portfolio securities be purchased from or sold to the Advisor or any affiliated person of the Advisor in principal transactions;

         (c) Will provide certain executive personnel for the Fund as may be mutually agreed upon from time to time with the Board of Trustees, the salaries and expenses of such personnel to be borne by the Advisor unless otherwise mutually agreed upon; and

         (d) Will provide, at its own cost, all office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Fund.

4. Services Not Exclusive. The advisory services furnished by the Advisor hereunder are not to be deemed exclusive, and the Advisor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby; provided, however, that without the written consent of the Trustees, the Advisor will not serve as investment advisor to any other investment company having a similar investment objective to that of the Fund.

5. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the benefit of the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by it pursuant to Rule 31a-1 under the 1940 Act that are not maintained by others on behalf of the Fund.

6. Expenses. During the term of this Agreement, the Advisor will pay all expenses incurred by it in connection with its investment advisory services pertaining to the Fund. The Advisor will pay, out of the Advisor's resources, the entire cost of the promotion and sale of Trust shares, including the preparation of the prospectus and other documents. The Advisor will provide other information and services, other than services of outside counsel or independent accountants or investment advisory services to be provided by any Adviser under a Management Agreement, required in connection with the preparation of all registration statements and Prospectuses, Prospectus supplements, SAIs, all annual, semiannual, and periodic reports to shareholders of the Trust, regulatory authorities, or others, and all notices and proxy solicitation materials, furnished to shareholders of the Trust or regulatory authorities, and all tax returns.

         Notwithstanding the foregoing, the Fund shall pay the expenses and costs of the following:

         (a)    Taxes, interest charges and extraordinary expenses;
         (b) Brokerage fees and commissions with regard to portfolio transactions of the Fund;
         (c) Fees and expenses of the custodian of the Fund's portfolio securities;
         (d) Fees and expenses of the Fund's administrator, transfer and dividend disbursing agent and the Fund's fund accounting agent or, if the Fund performs any such services without an agent, the costs of the same;
         (e)    Auditing and legal expenses;
         (f)    Cost of maintenance of the Fund's existence as a legal entity;
         (g) Compensation of trustees who are not interested persons of the Advisor as law defines that term;
         (h)    Costs of Trust meetings;
         (i)    Federal  and  State   registration  or  qualification  fees  and
                expenses;
         (j) Costs of setting in type, printing and mailing Prospectuses, reports and notices to existing shareholders;
         (k) The investment management fee payable to the Advisor, as provided in paragraph 7 herein; and
         (l) Plan of Distribution expenses, but only in accordance with the Plan of Distribution as approved by the shareholders of the Fund.

7. Compensation. The Trust will pay the Advisor and the Advisor will accept as full compensation an investment advisory fee, based upon the daily average net assets of each Fund, computed at the end of each month and payable within five (5) business days thereafter, based upon the schedule attached hereto as Appendix A.

8.(a) Limitation of Liability. The Advisor shall not be liable for any error of judgment, mistake of law or for any other loss whatsoever suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

8.(b) Indemnification of Advisor. Subject to the limitations set forth in this Subsection 8(b), the Fund shall indemnify, defend and hold harmless (from the assets of the Trust or Trusts to which the conduct in question relates) the Advisor against all loss, damage and liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by the Advisor in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, related to or resulting from this Agreement or the performance of services hereunder, except with respect to any matter as to which it has been determined that the loss, damage or liability is a direct result of (i) a breach of fiduciary duty with respect to the receipt of compensation for services; or (ii) willful misfeasance, bad faith or gross negligence on the part of the Advisor in the performance of its duties or from reckless disregard by it of its duties under this Agreement (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as "Disabling Conduct"). A determination that the Advisor is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Advisor was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against the Advisor for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the Advisor was not liable by reason of Disabling Conduct by, (a) vote of a majority of a quorum of Trustees who are neither "interested persons" of the Fund as the quoted phrase is defined in Section 2(a)(19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds that is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the "Independent Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by the Advisor (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Fund or Trust to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided, that the Advisor shall have undertaken to repay the amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Subsection 8(b) and if
         (i) the Advisor shall have provided security for such undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of the Independent Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Advisor ultimately will be entitled to indemnification hereunder.

         As to any matter disposed of by a compromise payment by the Advisor referred to in this Subsection 8(b), pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of the Independent Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the
         Independent Trustees pursuant to clause (i) shall not prevent the recovery from the Advisor of any amount paid to the Advisor in accordance with either of such clauses as indemnification of the Advisor is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that the Advisor's action was in or not opposed to the best interest of the Fund or to have been liable to the Fund or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in its conduct under the Agreement.

         The right of indemnification provided by this Subsection 8(b) shall not be exclusive of or affect any of the rights to which the Advisor may be entitled. Nothing contained in this Subsection 8(b) shall affect any rights to indemnification to which Trustees, officers or other personnel of the Fund, and other persons may be entitled by contract or otherwise under law, nor the power of the Fund to purchase and maintain liability insurance on behalf of any such person.

         The Board of Trustees of the Trust shall take all such action as may be necessary and appropriate to authorize the Fund hereunder to pay the indemnification required by this Subsection 8(b) including, without limitation, to the extent needed, to determine whether the Advisor is entitled to indemnification hereunder and the reasonable amount of any indemnity due it hereunder, or employ independent legal counsel for that purpose.

8.(c) The provisions contained in Section 8 shall survive the expiration or other termination of this Agreement, shall be deemed to include and protect the Advisor and its directors, officers, employees and agents and shall inure to the benefit of its/their respective successors, assigns and personal representatives.

9. Duration and Termination. This Agreement shall become effective upon the date the registration statement of the Trust containing the Fund's Prospectus is declared effective by the Securities and Exchange Commission and, unless sooner terminated as provided herein, shall continue in effect for two years. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually:

         (a) By the vote of a majority of those members of the Board of Trustees who are not parties to this Agreement or interested persons of any such party (as that term is defined in the 1940
                Act), cast in person at a meeting called for the purpose of voting on such approval; and

         (b) By vote of either the Board of Trustees or a majority (as that term is defined in the 1940 Act) of the outstanding voting securities of the Fund.

         Notwithstanding the foregoing, this Agreement may be terminated by the Fund or by the Advisor at any time on sixty (60) days' written notice, without the payment of any penalty, provided that termination by the Fund must be authorized either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act).

11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

12. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of North Carolina.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


ATTEST:                                     BLUE RIDGE FUNDS TRUST


By: __________________________              By: __________________________

Title: _______________________              Title: _______________________




ATTEST:                                     COLONIAL ASSET MANAGEMENT, INC.


By: __________________________              By: __________________________

Title: _______________________              Title: _______________________

                                   APPENDIX A

         SERIES OF THE TRUST TO WHICH THE ADVISOR PROVIDES SERVICES AND
                   INVESTMENT ADVISOR'S COMPENSATION SCHEDULE


For the services delineated in the INVESTMENT MANAGEMENT AGREEMENT, the Investment Advisor shall be compensated monthly by the Blue Ridge Total Return Fund, as of the last day of each month, within five business days of the month end, a fee based upon the daily average net assets of the Fund according to the following schedule.


                                                             Annual
                Net Assets                                    Fee
                ----------                                   ------

         $20 Million and Less                                0.750%
         Next $30 Million                                    0.625%
         Greater than $50 Million                            0.500%

                                   EXHIBIT B

                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AGREEMENT made effective as of the 1st day of April, 1999, by and between BLUE RIDGE FUNDS TRUST, an business trust organized under the laws of the State of Delaware (the "Trust"), and CAPITAL INVESTMENT GROUP, INC., a North Carolina corporation ("Distributor").

                                   WITNESSETH:

WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS,  the  Trust is  authorized  to issue an  unlimited  number of shares of
beneficial  interest  (the  "Shares"),   in  separate  series  representing  the
interests in separate funds of securities and other assets; and

WHEREAS, the Trust is authorized to issue interests in separate classes of Shares for each of its series now or in the future existing; and

WHEREAS, the Trust offers a series of such Shares representing interests in the BLUE RIDGE TOTAL RETURN FUND (the "Fund") of the Trust, and has registered the Shares under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a registration statement on Form N-1A (the "Registration Statement"), including a prospectus (the "Prospectus") and a statement of additional information (the "Statement of Additional Information"); and

WHEREAS, the Trust may in the future adopt a Plan of Distribution Pursuant to Rule 12b-1 under the 1940 Act (the "Distribution Plan") with respect to the Shares of the Fund or any other series designated in Schedule A to this Agreement (each a "Designated Fund"), and may enter into related agreements providing for the distribution of Shares of any Designated Fund; and

WHEREAS, Distributor has agreed to act as distributor of the Shares of each Designated Fund for the period of this Agreement;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

         1.       Appointment of Distributor.

         (a) The Trust hereby appoints Distributor its exclusive agent for the distribution of the Shares of each Designated Fund in jurisdictions wherein such Shares may be legally offered for sale; provided, however, that the Trust in its absolute discretion may issue Shares of each Designated Fund in connection with (i) the payment or reinvestment of dividends or distributions; (ii) any merger or consolidation of the Trust or of each Designated Fund with any other investment company or trust or any personal holding company, or the acquisition of the assets of any such entity or another fund of the Trust; or (iii) any offer of exchange permitted by Section 11 of the 1940 Act.

         (b) Distributor hereby accepts such appointment as exclusive agent for the distribution of the Shares of each Designated Fund and agrees that it will sell the Shares as agent for the Trust at prices determined as hereinafter provided and on the terms hereinafter set forth, all according to applicable federal and state laws and regulations and to the Agreement and Declaration of Trust of the Trust.

         (c) Distributor may sell Shares of each Designated Fund to or through qualified securities dealers or others. Distributor will require each dealer or other such party to conform to the provisions hereof, the Registration Statement and the Prospectus and Statement of Additional Information, and applicable law; and neither Distributor nor any such dealers or others shall withhold the placing of purchase orders for Shares so as to make a profit thereby.

         (d) Distributor shall order Shares of each Designated Fund from the Trust only to the extent that it shall have received purchase orders therefor. Distributor will not make, or authorize any dealers or others to make: (i) any short sales of Shares; or (ii) any sales of Shares to any Trustee or officer of the Trust or to any officer or director of Distributor or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Trust, or to any such corporation or association, unless such sales are made in accordance with the then current Prospectus and Statement of Additional Information.

         (e) Distributor is not authorized by the Trust to give any information or make any representations regarding the Shares of each Designated Fund, except such information or representations as are contained in the Registration Statement or in the current Prospectus or Statement of Additional Information of each Designated Fund, or in advertisements and sales literature prepared by or on behalf of the Trust for Distributor's use.

         (f) Notwithstanding any provision hereof, the Trust may terminate, suspend or withdraw the offering of Shares of each Designated Fund whenever, in its sole discretion, it deems such action to be desirable.

         2. Offering Price of Shares. All Fund Shares sold under this Agreement shall be sold at the public offering price per Share in effect at the time of the sale, as described in the then current Prospectus for the Designated Fund. The excess, if any, of the public offering price over the net asset value of the Shares sold by Distributor as agent shall be retained by Distributor as a commission for its services hereunder. Out of such commission Distributor may allow commissions or concessions to dealers and may allow them to others in its discretion in such amounts as Distributor shall determine from time to time. Except as may be otherwise determined by Distributor from time to time, such commissions or concessions shall be uniform to all dealers. At no time shall the Trust receive less than the full net asset value of the Shares, determined in the manner set forth in the then current Prospectus and Statement of Additional Information. Distributor shall also be entitled to such commissions and other fees and payments as may be authorized by the Trustees of the Trust from time to time under any Distribution Plan adopted by the Trust.

         3. Furnishing of Information. The Trust shall furnish to Distributor copies of any information, financial statements and other documents that Distributor may reasonably request for use in connection with the sale of Shares of each Designated Fund under this Agreement. The Trust shall also make available a sufficient number of copies of each Designated Fund's current Prospectus and Statement of Additional Information for use by the Distributor.

         4.       Expenses.

         (a) The Trust will pay or cause to be paid the following expenses: (i) preparation, printing and distribution to shareholders of the Prospectus and Statement of Additional Information; (ii) preparation, printing and distribution of reports and other communications to shareholders; (iii) registration of the Shares under the federal securities laws; (iv) qualification of the Shares for sale in certain states; (v) qualification of the Trust as a dealer or broker under state law as well as qualification of the Trust as an entity authorized to do business in certain states; (vi) maintaining facilities for the issue and transfer of Shares; (vii) supplying information, prices and other data to be furnished by the Trust under this Agreement; and
         (viii) certain taxes applicable to the sale or delivery of the Shares or certificates therefor.

         (b) Except to the extent such expenses are borne by the Trust pursuant to any Distribution Plan adopted by the Trust with respect to any class of Shares issued by any Designated Fund, Distributor will pay or cause to be paid the following expenses: (i) payments to sales representatives of the Distributor and to securities dealers and others in respect of the sale of Shares of each Designated Fund; (ii) payment of compensation to and expenses of employees of the Distributor and any of its affiliates to the extent they engage in or support distribution of Fund Shares or render shareholder support services not otherwise provided by the Trust's transfer agent, administrator, or custodian, including, but not limited to, answering routine inquiries regarding each Designated Fund, processing shareholder transactions, and providing such other shareholder services as the Trust may reasonably request; (iii) formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (iv) preparation, printing and distribution of sales literature and of Prospectuses and Statements of Additional Information and reports of the Trust for recipients other than existing shareholders of each Designated Fund; and (v) obtaining such information, analyses and reports with respect to marketing and promotional activities as the Trust may, from time to time, reasonably request.

         (c) Distributor in connection with any Distribution Plan adopted by the Trust shall prepare and deliver reports to the Trustees of the Trust on a regular basis, at least quarterly, showing the expenditures with respect to each Designated Fund pursuant to the Distribution Plan and the purposes therefor, as well as any supplemental reports as the Trustees of the Trust, from time to time, may reasonably request.

         5. Redemption of Shares. Distributor as agent and for the account of the Trust may redeem Shares at their net asset value plus any applicable sales load or redemption fee as specified in the Trust's current Prospectus and Statement of Additional Information.

         6. Indemnification by the Trust. The distributor shall exercise reasonable care in connection with its responsibilities under this Agreement. In absence of misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of Distributor, the Trust agrees to indemnify Distributor and its officers and partners and to hold them harmless against any and all claims, demands, liabilities and expenses that Distributor may incur under the 1933 Act, the 1940 Act, common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or Statement of Additional Information of each Designated Fund, or in any advertisements or sales literature prepared by or on behalf of the Trust for Distributor's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Distributor. Nothing herein contained shall require the Trust to take any action contrary to any provision of its Agreement and Declaration of Trust or any applicable statute or regulation.

         7. Indemnification by Distributor. Distributor agrees to indemnify the Trust and its officers and Trustees and to hold them harmless against any and all claims, demands, liabilities and expenses which the Trust may incur under the 1933 Act, the 1940 Act, common law or otherwise arising out of or based upon (i) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or Statement of Additional Information of each Designated Fund, or in any advertisements or sales literature prepared by or on behalf of the Trust for Distributor's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, if such statement or omission to state a material fact was made in reliance upon and in conformity with information furnished to the Trust in connection therewith by or on behalf of Distributor; (ii) any act or deed of Distributor or its sales representatives, or securities dealers and others authorized to sell Shares hereunder or their sales representatives that has not been specifically authorized in advance by the Trust in any Prospectus or Statement of Additional Information of each Designated Fund or by this Agreement or other written instrument; or (iii) any misfeasance, bad faith or negligence by the Distributor or reckless disregard by the Distributor of its obligations or duties hereunder.

         8.       Term and Termination.

         (a) This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall continue in effect for one year from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Designated Fund and, in either event,
         (ii) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940
         Act) of any such party and who have no direct or indirect financial interest in this Agreement or in the operation of the Distribution Plan or in any agreement related thereto ("Independent Trustees"), cast at a meeting called for the purpose of voting on such approval.

         (b) This Agreement may be terminated at any time without the payment of any penalty by vote of the Trustees of the Trust or a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Designated Fund or by Distributor, on sixty days' written notice to the other party.

         (c) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

         9. Limitation of Liability. The obligations of the Trust hereunder shall not be binding upon any of the Trustees, officers or shareholders of the Trust personally, but shall bind only the assets and property of the Trust. The term "Blue Ridge Funds Trust" means and refers to the Trustees from time to time serving under the Agreement and Declaration of Trust of the Trust. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed on behalf of the Trust by an authorized officer of the Trust, acting as such and not individually, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Agreement and Declaration of Trust and by the Delaware Business Trust or other applicable law.


         IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                                                  BLUE RIDGE FUNDS TRUST

Attest: __________________________

                                                  By: _______________________




                                                  CAPITAL INVESTMENT GROUP, INC.
Attest: __________________________


                                                  By: _______________________

                                   Schedule A

The Amended and Restated Distribution Agreement between Blue Ridge Funds Trust and Capital Investment Group, Inc. applies to the following series of the Trust:

Series
------

The Blue Ridge Total Return Fund

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

         The following general rules for signing proxy cards may be of assistance to you and may help avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

         1. INDIVIDUAL ACCOUNTS: sign your name exactly as it appears in the registration on the proxy card.

         2. JOINT ACCOUNTS: either party may sign, but the name of the party signing should conform exactly to a name shown in the registration on the proxy card.

         3. ALL OTHER ACCOUNTS: the capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

                        Registration                                             Valid Signature
                        ------------                                             ---------------

                CORPORATE ACCOUNTS
                    (1)  ABC Corp............................................  ABC Corp. John Doe, Treasurer
                    (2)  ABC Corp............................................  John Doe, Treasurer
                    (3)  ABC Corp. c/o John Doe..............................  John Doe, Treasurer
                    (4)  ABC Corp. Profit Sharing Plan.......................  John Doe, Trustee

                PARTNERSHIP ACCOUNTS
                    (1)  The XYZ Partnership.................................  Jane B. Smith, Partner
                    (2)  Smith and Jones, Limited Partnership................  Jane B. Smith, General Partner

                TRUST ACCOUNTS
                    (1)  ABC Trust...........................................  Jane B. Doe, Trustee
                    (2)  Jane B. Doe, Trustee u/t/d 12/28/78.................  Jane B. Doe, Trustee

                CUSTODIAL OR ESTATE ACCOUNTS
                    (1)  John B. Smith, Cust. f/b/o John B. Smith, Jr.
                            UGMA/UTMA........................................  John B. Smith
                    (2)  Estate of John B. Smith.............................  John B. Smith, Jr., Executor

                          BLUE RIDGE TOTAL RETURN FUND
                SPECIAL MEETING OF SHAREHOLDERS OF MARCH 30, 1999
               PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


In order to vote your shares, please sign and date this card and return it in the envelope provided. By returning this card, you authorize the proxies to vote on each proposal as marked, or, if not marked, as indicated.

The Board of Trustees recommends voting "FOR" proposals 1 and 2 and "FOR" the election of all nominees for Trustees.

1.  FOR    AGAINST   ABSTAIN      Approval of the New Management
                                  Agreement with Colonial Asset Management, Inc.
    (  )    (  )       (  )


2.  FOR    AGAINST   ABSTAIN      Approval of the Amended and Restated
                                  Distribution Agreement with Capital Investment
                                  Group, Inc
    (  )    (  )       (  )

3. For election as Trustees, the nominees are:

         (A)  William Brewer Bradshaw
         (B)  Johnnie M. Walters
         (C)  Geoffrey M. Salkow
         (D)  Bob Inglis

To vote for all nominees, mark an "X" in the "For All" box. To withhold authority on all nominees, mark an "X" in the "withhold all" box. To withhold authority for any individual nominee, mark an "X" in the box marked "for all except," and mark another "X" in the appropriate nominee's box.


FOR ALL   WITHHOLD ALL     FOR ALL EXCEPT:       (A)      (B)     (C)      (D)

 (  )        (  )              (  )              ( )      ( )     ( )      ( )

             (Continued on Reverse Side -- Sign on Reverse Side)

                         (Continued from other side)

By signing and dating this card, you authorize C. Frank Watson, III, with the power of substitution to vote your shares of the fund at the scheduled meeting of shareholders of the fund and at any adjournment of the meeting. MR. WATSON SHALL VOTE AS RECOMMENDED BY THE BOARD, UNLESS OTHERWISE INDICATED, AND IN HIS DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                      x___________________________________

                      x___________________________________

                          Dated__________________, 1999

Please sign name or names as they appear to authorize the voting of your shares as indicated. Where shares are registered with joint owners, all joint owners should sign. Persons signing as executors, administrators, trustees, etc., should so indicate.

                             BLUE RIDGE FUNDS TRUST
                       CERTIFICATE OF INSPETOR OF ELECTION
                       -----------------------------------


         The undersigned, Inspector of Election for the Special Meeting of Shareholders of the Blue Ridge Total Return Fund series of the Blue Ridge Funds Trust, held at the offices of North Carolina Shareholder Services, LLC, 107 North Washington Street, Rocky Mount, North Carolina, on Tuesday, March 30, 1999 at 10:00 a.m. DOES HEREBY CERTIFY:

         (1) A total of 154,003.034 shares of the Blue Ridge Total Return Fund are entitled to vote at the meeting as of the February 18, 1999 Record Date.

         (2) The holders of the following number of shares of the Blue Ridge Total Return Fund entitled to vote were present in person or represented by proxy at the meeting:

         In Person               0              Percentage of total shares
         By Proxy      127,109.599              entitled to vote which voted:
                       -----------              -----------------------------
         Total         127,109.599                         82.54%
                       -----------                         ------


         (3) The holders of record of the following number of shares entitled to vote voted for or against (or abstained with respect to) the proposal to approve or disapprove the Investment Management Agreement, Amended and Restated Distribution Agreement, and election of new Trustees for the Blue Ridge Total Return Fund of the Blue Ridge
              Funds Trust.

                                               Number of Shares
                                               ----------------
                                        For         Against         Abstain
                                        ---         -------         -------

               In person                 0             0               0
                                       -----         -----           -----
               By Proxy             127,109.599        0               0
                                    -----------      -----           -----
               Total                127,109.599        0               0
                                    -----------      -----           -----


IN WITNESS WHEREOF, I have hereunto set my hand this thirtieth day of March, 1999.

                   /s/ C. Frank Watson, III
                   ________________________
                   C. Frank Watson, III
                   Inspector of Election